NEWS RELEASE

EVEREST RE GROUP, LTD.

Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact:

Elizabeth B. Farrell

Vice President, Investor Relations

Everest Global Services, Inc.

908.604.3169	For Immediate Release

Everest Re Group Reports Another Quarter of Record Earnings

HAMILTON, Bermuda – October 23, 2006 -- Everest Re Group, Ltd. (NYSE: RE) reported third quarter 2006 after-tax operating income1, which excludes realized capital gains and losses, of $240.2 million, or $3.68 per diluted share, as compared to an after-tax operating loss of $438.9 million, or ($7.79) per share, in the third quarter of 2005. Net income for the third quarter 2006 of $245.7 million, or $3.76 per diluted share, also compares favorably to the third quarter of 2005 which had a net loss of $417.7 million, or ($7.41) per share. Operating income differs from net income only by the exclusion of realized gains and losses on investments.

For the nine months ended September 30, 2006, after-tax operating income was $616.8 million, or $9.44 per diluted share, as compared to an after-tax operating loss of $100.3 million, or ($1.78) per share, in 2005. Net income in the first nine months of 2006 was $634.5 million, or $9.71 per diluted share in contrast to the net loss of $56.5 million, or ($1.00) per share, in 2005.

Operating highlights for the third quarter of 2006 included the following:

•

The GAAP combined ratio in the third quarter was 83.1% compared to 162.3% in the same period last year. While 2005 was impacted by significant catastrophe losses from Hurricanes Katrina, Rita, and Wilma, 2006 has been a relatively benign period for such event losses. Favorable market conditions, particularly in the U.S. Reinsurance segment, as well as net favorable reserve development on 2005 and prior accident years of $29.0 million also benefited the current period.

•

Gross premiums written were $1.05 billion, a 3.0% decline compared to $1.08 billion in the third quarter of 2005. Our global reinsurance writings were down 8.2% from 2005 but up 11.7% sequentially as our reinsurance portfolio continues to transition. Our U.S. insurance writings were up 18.3% generally reflecting the expected contribution from new programs.

•	Net investment income increased by 25.5% to $147.5 million as compared to $117.5 million in 2005.
•

Cash flow from operations amounted to $180.9 million for the period as compared to $377.2 million in 2005. These include catastrophe loss payouts of $202.2 million and $61.7 million, respectively, for the three months ended September 30, 2006 and 2005.

•	The annualized return on average shareholders’ equity was 21.5% for the quarter and 19.3% for the first nine months of 2006; and
•

Shareholders’ equity was up $444.8 million for the quarter to $4.82 billion or $74.26 per outstanding share representing a 16.5% increase from shareholders’ equity of $4.14 billion, or $64.04 per outstanding share at December 31, 2005.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “Our strong performance trend continues with quarterly earnings again reaching new levels and shareholder equity up over 10% for the quarter. This is a reflection of the underlying strength of our diversified business platform as well as still favorable market conditions, particularly in the U.S. While top line continues to lag last year’s volume, the gap is closing and we still expect strong production in the fourth quarter to further close this gap.”

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United

Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the third quarter results will be held at 8:30 a.m. Eastern Time on October 24, 2006. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

___________________________

1 The Company generally uses after-tax operating income, a non-GAAP financial measure, to evaluate its performance. After-tax operating income consists of net income excluding after-tax realized gains (losses) as the following reconciliation displays:

	Three Months Ended September 30,				Nine Months Ended September 30,

(Dollars in thousands, except per share amounts)	2006		2005		2006		2005

	(unaudited)				(unaudited)
	amount	per diluted share	amount	per diluted share	amount	per diluted share	amount	per diluted share

Net income	$245,678	$3.76	($417,745)	($7.41)	$634,477	$9.71	($56,470)	($1.00)
After-tax realized gains	5,493	0.08	21,147	0.38	17,717	0.27	43,868	0.78

After-tax operating income	$240,185	$3.68	($438,892)	($7.79)	$616,760	$9.44	($100,338)	($1.78)

Although realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of realized gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above. The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

– Financial Details Follow –

3

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands, except per share amounts)	2006	2005	2006	2005
	(unaudited)		(unaudited)
REVENUES:
Premiums earned	$958,343	$959,409	$2,873,465	$3,057,824
Net investment income	147,470	117,532	445,829	387,866
Net realized capital gains	8,651	27,699	24,724	57,485
Net derivative (expense) income	(6,201)	5,019	(1,006)	(3,018)
Other income (expense)	5,626	(5,958)	1,294	(8,888)

Total revenues	1,113,889	1,103,701	3,344,306	3,491,269

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	546,670	1,319,706	1,789,250	2,678,575
Commission, brokerage, taxes and fees	215,971	204,664	659,876	703,571
Other underwriting expenses	34,118	32,561	96,777	94,264
Interest expense on senior notes	7,788	7,785	23,361	27,729
Interest expense on junior subordinated debt	9,362	9,362	28,086	28,086
Amortization of bond issue costs	235	235	704	784
Interest and fee expense on credit facilities	90	124	285	332

Total claims and expenses	814,234	1,574,437	2,598,339	3,533,341

INCOME (LOSS) BEFORE TAXES	299,655	(470,736)	745,967	(42,072)
Income tax expense (benefit)	53,977	(52,991)	111,490	14,398

NET INCOME (LOSS)	$245,678	$(417,745)	$634,477	$(56,470)

Other comprehensive income (loss), net of tax	204,250	(64,584)	45,633	(59,051)

COMPREHENSIVE INCOME (LOSS)	$449,928	$(482,329)	$680,110	$(115,521)

PER SHARE DATA:
Average shares outstanding (000's)	64,733	56,361	64,688	56,257
Net income (loss) per common share - basic	$3.80	$(7.41)	$9.81	$(1.00)

Average diluted shares outstanding (000's)	65,375	56,361	65,325	56,257
Net income (loss) per common share - diluted	$3.76	$(7.41)	$9.71	$(1.00)

EVEREST RE GROUP, LTD. CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value per share)	September 30, 2006	December 31, 2005
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value
(amortized cost: 2006, $10,126,101; 2005, $9,872,239)	$10,241,261	$10,042,134
Equity securities, at market value (cost: 2006, $1,210,787; 2005, $922,090)	1,460,325	1,090,825
Short-term investments	1,338,366	1,443,751
Other invested assets (cost: 2006, $386,646; 2005, $285,385)	388,356	286,812
Cash	209,762	107,275

Total investments and cash	13,638,070	12,970,797
Accrued investment income	136,068	133,213
Premiums receivable	1,125,934	1,188,866
Reinsurance receivables	852,485	1,048,749
Funds held by reinsureds	292,087	286,856
Deferred acquisition costs	382,807	352,745
Prepaid reinsurance premiums	63,012	84,798
Deferred tax asset	218,141	234,562
Current federal income taxes receivable	-	75,022
Other assets	132,152	98,932

TOTAL ASSETS	$16,840,756	$16,474,539

LIABILITIES:
Reserve for losses and loss adjustment expenses	$8,862,231	$9,126,702
Future policy benefit reserve	111,296	133,155
Unearned premium reserve	1,637,009	1,596,309
Funds held under reinsurance treaties	100,214	190,641
Losses in the course of payment	46,800	19,434
Contingent commissions	15,984	19,378
Other net payable to reinsurers	38,419	50,354
Current federal income taxes payable	16,120	-
8.75% Senior notes due 3/15/2010	199,531	199,446
5.4% Senior notes due 10/15/2014	249,643	249,617
Junior subordinated debt securities payable	546,393	546,393
Accrued interest on debt and borrowings	9,041	10,041
Other liabilities	184,219	193,375

Total liabilities	12,016,900	12,334,845

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized;
(2006) 65.0 million and (2005) 64.6 million issued	650	646
Additional paid-in capital	1,759,171	1,731,746
Accumulated other comprehensive income, net of deferred income taxes of
$157.2 million at 2006 and $134.9 million at 2005	266,779	221,146
Retained earnings	2,797,256	2,186,156

Total shareholders' equity	4,823,856	4,139,694

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$16,840,756	$16,474,539

EVEREST RE GROUP, LTD. CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars in thousands)	2006	2005	2006	2005
	(unaudited)		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$245,678	$(417,745)	$634,477	$(56,470)
Adjustments to reconcile net income to net cash provided by
operating activities:
Decrease in premiums receivable	6,005	9,848	75,067	16,391
Increase in funds held by reinsureds, net	(37,722)	(58,709)	(80,331)	(151,832)
Decrease (increase) in reinsurance receivables	113,109	(6,195)	216,310	110,999
Increase in deferred tax asset	(851)	(30,082)	(5,836)	(39,264)
(Decrease) increase in reserve for losses and loss adjustment expenses	(195,795)	848,575	(373,306)	1,125,918
Decrease in future policy benefit reserve	(5,507)	(4,505)	(21,859)	(14,279)
Increase in unearned premiums	53,403	89,995	29,022	71,492
Decrease (increase) in other assets and liabilities, net	2,017	(36,524)	16,493	(34,484)
Non-cash compensation expense	3,205	1,896	9,555	5,013
Amortization of bond premium	6,015	8,261	19,230	19,538
Amortization of underwriting discount on senior notes	38	36	111	127
Realized capital gains	(8,651)	(27,699)	(24,724)	(57,485)

Net cash provided by operating activities	180,944	377,152	494,209	995,664

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale	258,708	163,592	617,797	492,281
Proceeds from fixed maturities sold - available for sale	2,215	144,353	154,590	1,316,352
Proceeds from equity securities sold	66,273	106,602	186,495	116,933
Proceeds from other invested assets sold	15,618	8,475	42,321	39,197
Cost of fixed maturities acquired - available for sale	(107,552)	(432,147)	(950,459)	(1,987,081)
Cost of equity securities acquired	(62,580)	(146,066)	(440,350)	(546,783)
Cost of other invested assets acquired	(74,076)	(28,938)	(133,028)	(118,116)
Net (purchases) sales of short-term securities	(237,254)	(60,210)	116,610	(54,016)
Net decrease in unsettled securities transactions	(8,726)	(100,843)	(9,926)	(29,911)

Net cash used in investing activities	(147,374)	(345,182)	(415,950)	(771,144)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period	(545)	5,841	17,873	17,333
Dividends paid to shareholders	(7,799)	(6,216)	(23,378)	(18,616)
Repayment of senior notes	-	-	-	(250,000)

Net cash used in financing activities	(8,344)	(375)	(5,505)	(251,283)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	9,113	(8,965)	29,733	(22,588)

Net increase (decrease) in cash	34,339	22,630	102,487	(49,351)
Cash, beginning of period	175,423	112,949	107,275	184,930

Cash, end of period	$209,762	$135,579	$209,762	$135,579

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid, net	$37,718	$2,452	$12,632	$109,903
Interest paid	$18,103	$18,237	$52,621	$63,406